Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
ETRACS ISE Solid State Drive Index ETN due September 13, 2041	$100,000,000	(1)(2)
ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN due September 13, 2041	$100,000,000	(1)(2)

(1)	$23,220.00 registration fee for two ETRACS ETNs due September 13, 2041 was previously paid on September 14, 2011.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Amendment No. 1 dated January 11, 2012* to PROSPECTUS SUPPLEMENT dated September 14, 2011 (To Prospectus dated January 11, 2012)

$100,000,000 ETRACS ISE Solid State Drive Index ETN due September 13, 2041

$100,000,000 ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN due September 13, 2041

UBS AG is offering and selling two different series of Exchange Traded Access Securities (ETRACS) (together, the “Securities”). The Securities are senior unsecured debt securities issued by UBS AG (“UBS”). Each series of Securities provides exposure to the performance of the ISE Solid State Drive Index™ (the “Index”). The ETRACS ISE Solid State Drive Index ETN due September 13, 2041 (the “1x Securities”) provides exposure to the performance of the Index, reduced by the Accrued Tracking Fee (as described below) based on a rate of 0.65% per annum. The ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN due September 13, 2041 (the “2x Securities”) provides a monthly compounded two times leveraged exposure to the performance of the Index, reduced by (i) the Accrued Tracking Fee based on a rate of 0.65% per annum and (ii) the Accrued Financing Charges (as described below). Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity or call, upon acceleration or upon early redemption if, with respect to the 1x Securities, the return of the Index (calculated as described herein) is not sufficient to offset the negative effect of the Accrued Fees (as defined below), less the Redemption Fee, if applicable, or, with respect to the 2x Securities, the leveraged return of the Index (calculated as described herein) is not sufficient to offset the negative effect of the Accrued Fees, less the Redemption Fee, if applicable. In addition, the 2x Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, performance of the Index. You will receive a cash payment at maturity, upon exercise by UBS of its call right or upon early acceleration, based on, with respect to the 1x Securities, the performance of the Index less the Accrued Fees, or, with respect to the 2x Securities, the leveraged performance of the Index less the Accrued Fees, as described herein. You will receive a cash payment upon early redemption based on, with respect to the 1x Securities, the performance of the Index less the Accrued Fees, or, with respect to the 2x Securities, the leveraged performance of the Index less the Accrued Fees, less, in each case, the Redemption Fee. Payment at maturity or call, upon acceleration or upon early redemption is subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Initial Trade Date:	September 14, 2011

Initial Settlement Date:	September 19, 2011

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, the UBS Call Right or acceleration upon minimum indicative value, each as described below.

Maturity Date:	September 13, 2041, subject to adjustments

Principal Amount:	$25.00 per Security

Underlying Index:	The returns on the Securities are linked to the performance of the ISE Solid State Drive Index. The Index provides a benchmark for investors interested in tracking companies actively involved in the solid state drive segment of the electronic storage industry. The Index is a total return index. For a detailed description of the Index, see “ISE Solid State Drive Index” beginning on page S-34.

Payment at Maturity:	For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Final Measurement Period, minus (b) the Accrued Fees as of the last Trading Day in the Final Measurement Period. For each series of Securities, we refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the payment at maturity for that series of Securities will be zero.

UBS Call Right:	On any Business Day on or after September 19, 2012 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the Securities of that series not less than sixteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment for that series of Securities equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. For each series of Securities, if the amount so calculated is less than zero, the payment upon exercise of the Call Right will be zero.

See “Risk Factors” beginning on page S-23 for additional risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated January 11, 2012

Call Settlement Amount:	In the event UBS exercises its Call Right for any series of Securities, you will receive per Security a cash payment on the Call Settlement Date equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Call Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Call Measurement Period. For each series of Securities, we refer to this cash payment as the “Call Settlement Amount.”

Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the Redemption Valuation Date minus (b) the Accrued Fees as of the Redemption Valuation Date minus (c) the Redemption Fee. For each series of Securities, we refer to this cash payment as the “Redemption Amount.”

Redemption Fee:	For each series of Securities, as of any date of determination, the product of (a) 0.125% times (b) the Current Principal Amount as of the Redemption Valuation Date.

Acceleration upon Minimum Indicative Value:	If, at any time, the indicative value on any Trading Day for any series of Securities (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the 60% level on such Acceleration Date or any subsequent Trading Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will be a cash payment per Security on the Acceleration Settlement Date equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Acceleration Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Acceleration Measurement Period. For each series of Securities, we refer to this cash payment as the “Acceleration Amount.” The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period.

Current Principal Amount:	For the period from the Initial Settlement Date to September 30, 2011 (such period, the “Initial Calendar Month”), the Current Principal Amount will equal $25.00 per Security of each series. For each subsequent calendar month, the Current Principal Amount for each 1x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount x Index Factor on the applicable Monthly Valuation Date – Accrued Tracking Fee on the applicable Monthly Valuation Date.

For each subsequent calendar month, the Current Principal Amount for each 2x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Tracking Fee on the applicable Monthly Valuation Date – Accrued Financing Charges on the applicable Monthly Valuation Date

Accrued Fees:	For the 1x Securities: Accrued Tracking Fee
For the 2x Securities: Accrued Tracking Fee plus Accrued Financing Charges

Index Factor:	For the 1x Securities: 1 + Index Performance Ratio
For the 2x Securities: 1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

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Monthly Initial Closing Level:	For the Initial Calendar Month for both series of Securities, 100.94, the Index Closing Level on September 14, 2011 as reported on the NYSE and Bloomberg L.P. For each subsequent calendar month for any series of Securities, the Monthly Initial Closing Level for that series on the Monthly Reset Date equals the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

Index Valuation Level:	As determined by the Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation Date falls in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, for the purpose of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period shall equal the product of:

(a) 1/5 times

(b) the sum of:

(i)	the sum of the Index Closing Levels on each Trading Day from and including the Call Valuation Date, the Acceleration Date or the Calculation Date, as applicable, to but excluding the date of determination plus

(ii)	the number of Trading Days from and including the date of determination to and including the last Trading Day in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

Index Closing Level:	The closing level of Index as reported on the ISE and Bloomberg L.P.

Calculation Agent:	UBS Securities LLC

Index Sponsor:	International Securities Exchange (“ISE”)

Calculation Date:	September 4, 2041, unless such day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustments.

Listing:	Each series of the Securities is listed on the New York Stock Exchange (“NYSE”) Arca under the related symbol identified in the table below. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Securities	NYSE Arca Ticker Symbol	CUSIP	ISIN
1x Security	SSDD	90268A758	US90268A7587
2x Security	SSDL	90268A741	US90268A7413

Additional Key Terms:	See “Prospectus Supplement Summary — Additional Key Terms” on page S-7.

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of each series of Securities to UBS Securities LLC at 100% of their stated Principal Amount (a total of $20,000,000 stated Principal Amount for all of the series). After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Tracking Fee. Please see “Supplemental Plan of Distribution” on page S-67 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

*	This Amendment No. 1 to the prospectus supplement dated September 14, 2011 (as amended, the “prospectus supplement”) is being filed for the purpose of updating the (i) “ISE Solid State Drive Index” and (ii) “Material U.S. Federal Income Tax Consequences”. Otherwise all terms of the Securities remain as stated in the prospectus supplement. We filed a new base prospectus on January 11, 2012, which replaced the base prospectus dated January 13, 2009.

The Exchange Traded Access Securities (ETRACS) being offered as described in this prospectus supplement and the accompanying prospectus constitute two offerings in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices, which may have the same or different terms and conditions relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS linked to a different underlying index in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the Securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series A, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated January  11, 2012 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-13
Risk Factors	S-23
ISE Solid State Drive Index	S-34
Valuation of the Index and the Securities	S-45
Specific Terms of the Securities	S-48
Use of Proceeds and Hedging	S-60
Material U.S. Federal Income Tax Consequences	S-61
Benefit Plan Investor Considerations	S-65
Supplemental Plan of Distribution	S-67
Conflicts of Interest	S-67
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer.	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

Each series of the Securities are senior unsecured medium-term notes issued by UBS. The 1x Securities have a return linked to the performance of the Index while the 2x Securities have a leveraged return linked to the performance of the Index.

The Index provides a benchmark for investors interested in tracking companies actively involved in the solid state drive segment of the electronic storage industry. For a detailed description of the Index, see “ISE Solid State Drive Index” beginning on page S-34.

We refer to the companies involved in the solid state drive segment of the electronic storage industry included in the Index as the “Index Constituents.”

The Securities do not guarantee any return of principal at, or prior to, maturity or call, upon acceleration or upon early redemption. Instead, at maturity, you will receive a cash payment equal to, for each Security, (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Final Measurement Period, minus (b) the Accrued Fees as of the last Trading Day in the Final Measurement Period. For each series of Securities, we refer to this cash payment as the “Cash Settlement Amount.” The “Final Measurement Period” means the five Trading Days from and including the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.” If the amount calculated above is less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly return, or for the 2x Securities, the leveraged monthly return, of the Index will need to be sufficient to offset the negative effect of the Accrued Fees over the relevant period in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the monthly return, or for the 2x Securities, the leveraged monthly return, of the Index is insufficient to offset such a negative effect, or if the monthly return, or, for the 2x Securities, the leveraged monthly return, of the Index is negative, you will lose some or all of your investment at maturity. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-48.

As a result of compounding, the performance of the 2x Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees.

In addition, because the Current Principal Amount is reset each month and is subject to the Accrued Fees, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the last Trading Day in the Final Measurement Period. Instead, the amount you receive at maturity or call, upon acceleration or upon early redemption will be contingent upon the monthly performance, or, for the 2x Securities, the leveraged monthly performance, of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities, the Index has demonstrated an overall beneficial performance (i.e., the Index increases), there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment. This is because the amount you receive at maturity or call, upon acceleration or upon early redemption depends on how the Index has performed on a monthly, or, for the 2x Securities, on a monthly compounded leveraged basis, prior to maturity or call, upon acceleration or upon early redemption, and consequently, how the Current Principal Amount has been reset in each month. Therefore, the return on each series of the Securities and their ability to closely track the monthly performance of the Index will depend on the Index Closing Levels between the Initial Trade Date and the first Monthly Valuation Date, and between Monthly Valuation Dates thereafter. In particular, the impact of significant adverse monthly performances of the Index on your Securities may not be offset by any subsequent beneficial monthly performances of the Index of the same magnitude.

The amount of your payment upon maturity or call, upon acceleration or upon early redemption will depend, in part, upon the level of the Index. However, positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the effect of the Accrued Fees and, for the 2x Securities, leveraged monthly compounding.

The 2x Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the equity securities of the Index Constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy in the equity securities of the Index Constituents, the Securities provide that each $25 invested by investors on the Initial Trade Date is leveraged through a notional loan of $25 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $25, which, together with the $25 invested, represents a notional investment of $50 in the equity securities of the Index Constituents on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charges,” which seek to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity or call, upon acceleration or upon early redemption, the investment in the equity securities of the Index Constituents is notionally sold at the then-current values of the equity securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. In order to mitigate the risk to UBS that the value of the equity securities of the Index Constituents is not sufficient to repay the principal and Accrued Financing Charges of the notional loan, an automatic early termination of the Securities is provided for under the “Acceleration upon Minimum Indicative Value” provisions hereunder.

Financing Level:    On the Initial Trade Date, the Financing Level for each 2x Security will equal $25. On any subsequent Monthly Valuation Date after the first Monthly Valuation Date, the Financing Level for each 2x Security will equal the Current Principal Amount.

Accrued Financing Charges:    On the Initial Trade Date, the Accrued Financing Charges for each 2x Security will equal $0. On the first Monthly Valuation Date, the Accrued Financing Charges for each 2x Security will equal the product of (i) the Financing Level on the Initial Trade Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the Initial Trade Date to, and including, the first Monthly Valuation Date divided by (iv) 360. On any subsequent Monthly Valuation Date, the Accrued Financing Charges for each 2x Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, the then current Monthly Valuation Date divided by (iv) 360. The Accrued Financing Charges as of the last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration

Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or the Redemption Valuation Date, as applicable, divided by (iv) 360.

The Accrued Financing Charges seek to compensate UBS for providing investors in the 2x Securities with the potential to receive leveraged participation in movements in the Index Closing Level of the Index and are intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party in order to replicate the exposure provided by the 2x Securities. These charges accrue on a daily basis during the applicable period.

Financing Rate:    The Financing Rate will equal the sum of (a) 0.40% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London Business Days prior to the immediately preceding Monthly Valuation Date. “London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

For the Initial Calendar Month, the Current Principal Amount will equal $25.00 per Security of each series. For each subsequent calendar month, the Current Principal Amount for each 1x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount x Index Factor on the applicable Monthly Valuation Date – Accrued Tracking Fee on the applicable Monthly Valuation Date.

For each subsequent calendar month, the Current Principal Amount for each 2x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Tracking Fee on the applicable Monthly Valuation Date – Accrued Financing Charges on the applicable Monthly Valuation Date

The Index Factor will be calculated as follows:

For the 1x Securities: 1 + Index Performance Ratio

For the 2x Securities: 1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

The “Monthly Initial Closing Level” for the Initial Calendar Month is 100.94, the Index Closing Level on September 14, 2011. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date for any series of Securities will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

As determined by the Calculation Agent, the “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation

Date falls in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Trading Day from and including the Call Valuation Date, the Acceleration Date or the Calculation Date, as applicable, to but excluding the date of determination plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

How and why is the Current Principal Amount reset?

Initially, the Current Principal Amount is equal to $25 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to, and subtracting the Accrued Fees for the immediately preceding month from, the previous Current Principal Amount.

For example, if for August the Current Principal Amount is $20 and the Index Factor is equal to 0.90, the Current Principal Amount for September will equal $20 times 0.90 minus the Accrued Fees for August. Subsequently, the Index Factor and Accrued Fees for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly. Therefore, the return on each series of the Securities and their ability to closely track the monthly performance of the Index will depend on the Index Closing Levels between the Initial Trade Date and the first Monthly Valuation Date, and between Monthly Valuation Dates thereafter.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal amount were reduced below $25. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

Early Redemption

You may elect to require UBS to redeem your Securities (subject to a minimum redemption amount of at least 50,000 Securities of the same series) on any Trading Day prior to the Maturity Date. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the Redemption Date (as defined below). The first Redemption Date was September 26, 2011 and the last Redemption Date will be September 6, 2041. In addition, if a call notice has been issued or if the acceleration had been triggered, the last Redemption Valuation Date will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive a cash payment on the relevant Redemption Date per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the Redemption Valuation Date minus (b) the Accrued Fees as of the Redemption Valuation Date minus (c) the Redemption Fee. For each series of Securities, we refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than zero, the payment upon early redemption will be zero. You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly return, or for the 2x Securities, the leveraged monthly return, of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the monthly return, or for the 2x Securities, the leveraged monthly return, of the Index is insufficient to offset such a negative effect or if the monthly return, or for the 2x Securities, the leveraged monthly return, of the Index is negative, you will lose some or all of your investment upon early redemption. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-51 and “— Redemption Procedures” beginning on page S-52.

Redemption Valuation Date:    The first Trading Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders — Redemption Requirements,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

UBS Call Right

On any Trading Day on or after September 19, 2012 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than sixteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment on the relevant Call Settlement Date per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Call Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued. The Call Settlement Date will be the third Trading Day following the last Trading Day in the Call Measurement Period. The “Call Measurement Period” will be the five Trading Days from and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value on any Trading Day for any series of Securities (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the 60% level on such Acceleration Date or any subsequent Trading Day) for a cash payment on the Acceleration Settlement Date equal to the Acceleration Amount. The “Acceleration Amount” will be a cash payment per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Acceleration Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Acceleration Measurement Period. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period. The “Acceleration Measurement Period” will be the five Trading Days from but excluding the Acceleration Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.” UBS must provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities — Intraday Security Values.”

Additional Key Terms

Tracking Fee:	As of any date of determination, an amount per Security equal to the product of (i) 0.65% per annum and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

Accrued Tracking Fee:	(1)	The Accrued Tracking Fee with respect to the first Monthly Valuation Date is an amount equal to the product of

(a)	the Tracking Fee as of the first Monthly Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding the Initial Trade Date to and including the first Monthly Valuation Date, and the denominator of which is 365.

(2)	The Accrued Tracking Fee with respect to any Monthly Valuation Date other than the first Monthly Valuation Date is an amount equal to the product of

(a)	the Tracking Fee as of such Monthly Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such Monthly Valuation Date, and the denominator of which is 365.

(3)	The Accrued Tracking Fee as of the last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of

(a)	the Tracking Fee calculated as of the last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, and

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date (or, if the Acceleration Date or Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from but, excluding the Initial Trade Date), to and including (i) the last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, or (ii) the Redemption Valuation Date, and the denominator of which is 365.

Current Indicative Value:	As determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level of such date as the Index Valuation Level.

Index Calculation Agent:	Standard & Poor’s

We refer to Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., as “Standard & Poor’s” or “S&P.”

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-23.

➢

You may lose some or all of your principal — The 1x Securities are exposed to any monthly decline in the level of the Index and the 2x Securities are exposed to two times any monthly decline in the level of the Index. Because the negative effect of the Accrued Fees reduce your final payment, the return, or, for the 2x Securities, the leveraged return, of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the monthly return, or, for the 2x Securities, the leveraged monthly return, of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee, if applicable, or if the monthly return, or, for the 2x Securities, the leveraged monthly return of the Index is negative, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption.

➢

Correlation and compounding risk — A number of factors may affect the Securities’ ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Securities will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the 2x Securities for periods greater than one month is likely to be either greater than or less than twice the Index performance, before accounting for the Accrued Fees and the Redemption Fee, if any. In particular, the impact of significant adverse monthly performances of the Index on your Securities may not be offset by subsequent beneficial monthly performances of the Index of equal magnitude.

➢

Leverage risk of the 2x Securities — The 2x Securities are two times leveraged with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the negative effect of the Accrued Fees and any Redemption Fee.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the monthly return, or, for the 2x Securities, the leveraged monthly return, of the Index. The monthly return of the Index is measured by the Index Performance Ratio, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➢

Potential over-concentration in a particular market segment — There is only one market segment — the solid state drive segment of the electronic storage industry — represented in the Index. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the value of the Index Constituents.

➢

A trading market for the Securities may not develop — Although each series of Securities is listed on NYSE Arca, a trading market for any series of the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in any series of the Securities, although they are not required to and may stop at any time. We are not required to maintain the listing of any series of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the Securities. We may suspend or cease sales of any series of the Securities at any time, at our discretion.

➢

No redemption prior to September 26, 2011 — You may elect to redeem your Securities on or after September 26, 2011. Accordingly, your ability to liquidate the Securities may be limited prior to this date.

➢

Minimum redemption amount — You must elect to redeem at least 50,000 of your series of Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement.

➢

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢

Potential automatic acceleration — In the event the indicative value of any series of the Securities is equal to $5.00 or less on any Trading Day or decreases 60% from the closing indicative value on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during trading on one or more Trading Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Trading Days during the Acceleration Measurement Period.

➢

Limited performance history — The return on the Securities is linked to the performance of the Index. The Index was launched on August 26, 2011. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future. Estimated historical data prior to August 26, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the component securities in the Index. No future performance of the Index can be predicted based on the historical or the estimated historical returns described in this prospectus supplement.

➢	No interest payments from the Securities — You will not receive any interest payments or other distributions on the Securities.

➢

Owning the Securities is not the same as owning the Index Constituent stocks — The return on your series of Securities may not reflect the return you would realize if you actually owned the underlying equity securities of the Index Constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Index Constituent stocks over the term of your Securities (however, because the Securities are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS Call Right — UBS may elect to redeem all outstanding Securities of any series at any time on or after September 19, 2012, as described under “Specific Terms of the Securities — UBS Call Right” beginning on page S-52. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities of that series.

The Securities may be a suitable investment for you if:

➢

You seek an investment with a return linked to the monthly performance of the Index or, for the 2x Securities, the leveraged monthly performance of the Index, which will provide exposure to companies in the solid state drive segment of the electronic storage industry.

➢

If you are investing in the 2x Securities, you understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You understand the consequences of investing in Securities whose principal resets on a monthly basis and are comfortable with compounding risk and the variations between the performance of the Index and the performance of each series of Securities, which may result from the application of the monthly reset feature.

➢

You believe the monthly return of the Index, or, for the 2x Securities, the leveraged monthly return of the Index, will be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee.

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after September 19, 2012.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢

You are willing to forgo dividends paid on the Index Constituents (however, because the Securities are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).

➢	You are willing to accept the risk inherent in a concentrated investment in companies in the solid state drive segment of the electronic storage industry.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢

You do not seek an investment with a return linked to the monthly performance of the Index or, for the 2x Securities, the leveraged monthly performance of the Index, which will provide exposure to companies in the solid state drive segment of the electronic storage industry.

➢

If you are investing in the 2x Securities, you do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You do not understand the consequences of investing in Securities whose principal resets on a monthly basis and are not comfortable with compounding risk and the variations between the performance of the Index and the performance of each series of Securities, which may result from the application of the monthly reset feature.

➢

You believe that the monthly return of the Index, or, for the 2x Securities, the leveraged monthly return of the Index, will be negative during the term of the Securities or the monthly return of the Index, or, for the 2x Securities, the leveraged monthly return of the Index, will not be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee.

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after September 19, 2012.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢

You are not willing to forgo dividends paid on the Index Constituents (however, because the Securities are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index).

➢	You are not willing to be exposed to the risks inherent in a concentrated investment in companies in the solid state drive segment of the electronic storage industry.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the ISE through the Options Price Reporting Authority (OPRA) approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:20 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from the ISE under the symbol “BYT” and Bloomberg L.P. (“Bloomberg”) under the symbol “BYTX”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, or on the applicable Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-61.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-61.

The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-61 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

The following eight examples illustrate how each series of the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. For each series of the Securities, we have included examples in which the Index Closing Level increases at a constant rate of 1.25% per month for twelve months (Examples 1 and 5), as well as examples in which the Index Closing Level decreases at a constant rate of 1.25% per month for twelve months (Examples 2 and 6). In addition, Examples 3 and 7 show the Index Closing Level increasing by 1.25% per month for the first six months and then decreasing by 1.25% per month for the next 6 months, whereas Examples 4 and 8 show the reverse scenario of the Index Closing Level decreasing by 1.25% per month for the first six months, and then increasing by 1.25% per month for the next six months. For ease of analysis and presentation, the following eight examples assume that the term of the Securities is twelve months, the last Trading Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the month end and that no acceleration upon minimum indicative value has occurred.

The following assumptions are used in each of the eight examples:

➢	the initial level for the Index is 100;

➢	the Redemption Fee Rate is 0.125%;

➢	the Current Principal Amount on the first day is $25.00; and

➢	the Tracking Fee Rate is 0.65%.

In addition, in each of the examples for the 2x Securities (Examples 5 through 8), the Financing Rate is assumed to be 0.65%.

The examples for the 1x Securities (Examples 1 through 4) highlight the effect of the monthly reset of the Current Principal Amount to take into account the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances.

The examples for the 2x Securities (Examples 5 through 8) highlight the effect of two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the 2x Securities. The Financing Rate will change during the term of the 2x Securities, which will affect the performance of the 2x Securities.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees are dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — 1x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Current Indicative Value	Accrued Tracking Fee for the Applicable Month**	Accrued Fees for the Applicable Month***	Current Principal Amount#^	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + C)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x E x Act/365)	(F)	((Previous Current Principal Amount x D) - G)	(H - Redemption Fee)
1	101.25	0.0125	1.0125	$25.31	$0.0135	$0.0135	$25.30	$25.2677
2	102.52	0.0125	1.0125	$25.62	$0.0137	$0.0137	$25.60	$25.5699
3	103.80	0.0125	1.0125	$25.92	$0.0138	$0.0138	$25.91	$25.8757
4	105.09	0.0125	1.0125	$26.23	$0.0140	$0.0140	$26.22	$26.1851
5	106.41	0.0125	1.0125	$26.55	$0.0142	$0.0142	$26.53	$26.4983
6	107.74	0.0125	1.0125	$26.86	$0.0144	$0.0144	$26.85	$26.8152
7	109.09	0.0125	1.0125	$27.18	$0.0145	$0.0145	$27.17	$27.1359
8	110.45	0.0125	1.0125	$27.51	$0.0147	$0.0147	$27.49	$27.4604
9	111.83	0.0125	1.0125	$27.84	$0.0149	$0.0149	$27.82	$27.7888
10	113.23	0.0125	1.0125	$28.17	$0.0151	$0.0151	$28.16	$28.1211
11	114.64	0.0125	1.0125	$28.51	$0.0152	$0.0152	$28.49	$28.4574
12	116.08	0.0125	1.0125	$28.85	$0.0154	$0.0154	$28.83	$28.7978

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
***	Consists solely of the Accrued Tracking Fee
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	16.08%
Return on Securities (assumes no early redemption):	15.33%

Hypothetical Examples

Example 2 — 1x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Current Indicative Value	Accrued Tracking Fee for the Applicable Month**	Accrued Fees for the Applicable Month***	Current Principal Amount#^	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + C)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x E x Act/365)	(F)	((Previous Current Principal Amount x D) - G)	(H - Redemption Fee)
1	98.75	-0.0125	0.9875	$24.69	$0.0132	$0.0132	$24.67	$24.6431
2	97.52	-0.0125	0.9875	$24.37	$0.0130	$0.0130	$24.35	$24.3220
3	96.30	-0.0125	0.9875	$24.05	$0.0128	$0.0128	$24.04	$24.0052
4	95.09	-0.0125	0.9875	$23.74	$0.0127	$0.0127	$23.72	$23.6924
5	93.90	-0.0125	0.9875	$23.43	$0.0125	$0.0125	$23.41	$23.3838
6	92.73	-0.0125	0.9875	$23.12	$0.0124	$0.0124	$23.11	$23.0791
7	91.57	-0.0125	0.9875	$22.82	$0.0122	$0.0122	$22.81	$22.7785
8	90.43	-0.0125	0.9875	$22.52	$0.0120	$0.0120	$22.51	$22.4817
9	89.30	-0.0125	0.9875	$22.23	$0.0119	$0.0119	$22.22	$22.1889
10	88.18	-0.0125	0.9875	$21.94	$0.0117	$0.0117	$21.93	$21.8998
11	87.08	-0.0125	0.9875	$21.65	$0.0116	$0.0116	$21.64	$21.6145
12	85.99	-0.0125	0.9875	$21.37	$0.0114	$0.0114	$21.36	$21.3329

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
***	Consists solely of the Accrued Tracking Fee
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-14.01%
Return on Securities (assumes no early redemption):	-14.56%

Hypothetical Examples

Example 3 — 1x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Current Indicative Value	Accrued Tracking Fee for the Applicable Month**	Accrued Fees for the Applicable Month***	Current Principal Amount#^	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + C)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x E x Act/365)	(F)	((Previous Current Principal Amount x D) - G)	(H - Redemption Fee)
1	101.25	0.0125	1.0125	$25.31	$0.0135	$0.0135	$25.30	$25.2677
2	102.52	0.0125	1.0125	$25.62	$0.0137	$0.0137	$25.60	$25.5699
3	103.80	0.0125	1.0125	$25.92	$0.0138	$0.0138	$25.91	$25.8757
4	105.09	0.0125	1.0125	$26.23	$0.0140	$0.0140	$26.22	$26.1851
5	106.41	0.0125	1.0125	$26.55	$0.0142	$0.0142	$26.53	$26.4983
6	107.74	0.0125	1.0125	$26.86	$0.0144	$0.0144	$26.85	$26.8152
7	106.39	-0.0125	0.9875	$26.51	$0.0142	$0.0142	$26.50	$26.4650
8	105.06	-0.0125	0.9875	$26.17	$0.0140	$0.0140	$26.15	$26.1203
9	103.75	-0.0125	0.9875	$25.83	$0.0138	$0.0138	$25.81	$25.7800
10	102.45	-0.0125	0.9875	$25.49	$0.0136	$0.0136	$25.48	$25.4441
11	101.17	-0.0125	0.9875	$25.16	$0.0134	$0.0134	$25.14	$25.1126
12	99.91	-0.0125	0.9875	$24.83	$0.0133	$0.0133	$24.82	$24.7855

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
***	Consists solely of the Accrued Tracking Fee
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-0.09%
Return on Securities (assumes no early redemption):	-0.73%

Hypothetical Examples

Example 4 — 1x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Current Indicative Value	Accrued Tracking Fee for the Applicable Month**	Accrued Fees for the Applicable Month***	Current Principal Amount#^	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + C)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x E x Act/365)	(F)	((Previous Current Principal Amount x D) - G)	(H - Redemption Fee)
1	98.75	-0.0125	0.9875	$24.69	$0.0132	$0.0132	$24.67	$24.6431
2	97.52	-0.0125	0.9875	$24.37	$0.0130	$0.0130	$24.35	$24.3220
3	96.30	-0.0125	0.9875	$24.05	$0.0128	$0.0128	$24.04	$24.0052
4	95.09	-0.0125	0.9875	$23.74	$0.0127	$0.0127	$23.72	$23.6924
5	93.90	-0.0125	0.9875	$23.43	$0.0125	$0.0125	$23.41	$23.3838
6	92.73	-0.0125	0.9875	$23.12	$0.0124	$0.0124	$23.11	$23.0791
7	93.89	0.0125	1.0125	$23.40	$0.0125	$0.0125	$23.38	$23.3559
8	95.06	0.0125	1.0125	$23.68	$0.0126	$0.0126	$23.66	$23.6352
9	96.25	0.0125	1.0125	$23.96	$0.0128	$0.0128	$23.95	$23.9179
10	97.45	0.0125	1.0125	$24.25	$0.0130	$0.0130	$24.23	$24.2039
11	98.67	0.0125	1.0125	$24.54	$0.0131	$0.0131	$24.52	$24.4933
12	99.91	0.0125	1.0125	$24.83	$0.0133	$0.0133	$24.82	$24.7863

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
***	Consists solely of the Accrued Tracking Fee
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-0.09%
Return on Securities (assumes no early redemption):	-0.73%

Hypothetical Examples

Example 5 — 2x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charges for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/ 360)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	101.25	0.0125	1.025	0.0135	$25.63	$0.0137	$0.0272	$25.60	$25.5665
2	102.52	0.0125	1.025	0.0139	$26.24	$0.0140	$0.0279	$26.21	$26.1778
3	103.80	0.0125	1.025	0.0142	$26.87	$0.0144	$0.0285	$26.84	$26.8038
4	105.09	0.0125	1.025	0.0145	$27.51	$0.0147	$0.0292	$27.48	$27.4447
5	106.41	0.0125	1.025	0.0149	$28.17	$0.0150	$0.0299	$28.14	$28.1009
6	107.74	0.0125	1.025	0.0152	$28.84	$0.0154	$0.0306	$28.81	$28.7728
7	109.09	0.0125	1.025	0.0156	$29.53	$0.0158	$0.0314	$29.50	$29.4608
8	110.45	0.0125	1.025	0.0160	$30.23	$0.0162	$0.0321	$30.20	$30.1652
9	111.83	0.0125	1.025	0.0164	$30.96	$0.0165	$0.0329	$30.92	$30.8865
10	113.23	0.0125	1.025	0.0168	$31.70	$0.0169	$0.0337	$31.66	$31.6250
11	114.64	0.0125	1.025	0.0172	$32.46	$0.0173	$0.0345	$32.42	$32.3812
12	116.08	0.0125	1.025	0.0176	$33.23	$0.0178	$0.0353	$33.20	$33.1554

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charges are calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	16.08%
Return on Securities (assumes no early redemption):	32.78%

Hypothetical Examples

Example 6 — 2x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charges for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	98.75	-0.0125	0.975	0.0135	$24.38	$0.0130	$0.0266	$24.35	$24.3172
2	97.52	-0.0125	0.975	0.0132	$23.74	$0.0127	$0.0259	$23.71	$23.6834
3	96.30	-0.0125	0.975	0.0128	$23.12	$0.0124	$0.0252	$23.10	$23.0662
4	95.09	-0.0125	0.975	0.0125	$22.52	$0.0120	$0.0245	$22.49	$22.4650
5	93.90	-0.0125	0.975	0.0122	$21.93	$0.0117	$0.0239	$21.91	$21.8795
6	92.73	-0.0125	0.975	0.0119	$21.36	$0.0114	$0.0233	$21.34	$21.3093
7	91.57	-0.0125	0.975	0.0116	$20.80	$0.0111	$0.0227	$20.78	$20.7539
8	90.43	-0.0125	0.975	0.0113	$20.26	$0.0108	$0.0221	$20.24	$20.2130
9	89.30	-0.0125	0.975	0.0110	$19.73	$0.0105	$0.0215	$19.71	$19.6862
10	88.18	-0.0125	0.975	0.0107	$19.22	$0.0103	$0.0209	$19.20	$19.1731
11	87.08	-0.0125	0.975	0.0104	$18.72	$0.0100	$0.0204	$18.70	$18.6734
12	85.99	-0.0125	0.975	0.0101	$18.23	$0.0097	$0.0199	$18.21	$18.1867

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charges are calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-14.01%
Return on Securities (assumes no early redemption):	-27.16%

Hypothetical Examples

Example 7 — 2x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charges for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	101.25	0.0125	1.025	0.0135	$25.63	$0.0137	$0.0272	$25.60	$25.5665
2	102.52	0.0125	1.025	0.0139	$26.24	$0.0140	$0.0279	$26.21	$26.1778
3	103.80	0.0125	1.025	0.0142	$26.87	$0.0144	$0.0285	$26.84	$26.8038
4	105.09	0.0125	1.025	0.0145	$27.51	$0.0147	$0.0292	$27.48	$27.4447
5	106.41	0.0125	1.025	0.0149	$28.17	$0.0150	$0.0299	$28.14	$28.1009
6	107.74	0.0125	1.025	0.0152	$28.84	$0.0154	$0.0306	$28.81	$28.7728
7	106.39	-0.0125	0.975	0.0156	$28.09	$0.0150	$0.0306	$28.06	$28.0211
8	105.06	-0.0125	0.975	0.0152	$27.36	$0.0146	$0.0298	$27.33	$27.2908
9	103.75	-0.0125	0.975	0.0148	$26.64	$0.0142	$0.0290	$26.61	$26.5796
10	102.45	-0.0125	0.975	0.0144	$25.95	$0.0139	$0.0283	$25.92	$25.8868
11	101.17	-0.0125	0.975	0.0140	$25.27	$0.0135	$0.0275	$25.24	$25.2122
12	99.91	-0.0125	0.975	0.0137	$24.61	$0.0131	$0.0268	$24.59	$24.5551

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charges are calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-0.09%
Return on Securities (assumes no early redemption):	-1.65%

Hypothetical Examples

Example 8 — 2x Securities

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charges for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/ 360)	(Previous Current Principal Amount x D)	(Tracking Fee Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	98.75	-0.0125	0.975	0.0135	$24.38	$0.0130	$0.0266	$24.35	$24.3172
2	97.52	-0.0125	0.975	0.0132	$23.74	$0.0127	$0.0259	$23.71	$23.6834
3	96.30	-0.0125	0.975	0.0128	$23.12	$0.0124	$0.0252	$23.10	$23.0662
4	95.09	-0.0125	0.975	0.0125	$22.52	$0.0120	$0.0245	$22.49	$22.4650
5	93.90	-0.0125	0.975	0.0122	$21.93	$0.0117	$0.0239	$21.91	$21.8795
6	92.73	-0.0125	0.975	0.0119	$21.36	$0.0114	$0.0233	$21.34	$21.3093
7	93.89	0.0125	1.025	0.0116	$21.87	$0.0117	$0.0232	$21.85	$21.8202
8	95.06	0.0125	1.025	0.0118	$22.39	$0.0120	$0.0238	$22.37	$22.3419
9	96.25	0.0125	1.025	0.0121	$22.93	$0.0122	$0.0244	$22.90	$22.8761
10	97.45	0.0125	1.025	0.0124	$23.48	$0.0125	$0.0249	$23.45	$23.4231
11	98.67	0.0125	1.025	0.0127	$24.04	$0.0128	$0.0255	$24.01	$23.9832
12	99.91	0.0125	1.025	0.0130	$24.61	$0.0131	$0.0262	$24.59	$24.5566

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charges are calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Cumulative Index Return:	-0.09%
Return on Securities (assumes no early redemption):	-1.65%

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Trading Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, upon acceleration or upon early redemption, as the case may be, and the rate of return on the Securities will depend on whether the monthly return of the Index, or, for the 2x Securities, the leveraged monthly return of the Index, will be sufficient to offset the negative effect of the Accrued Fees over the relevant period, and the Redemption Fee. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Trading Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual or expected future performance of the Securities.

Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. In addition, the 2x Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Even if the Index Valuation Level at maturity or call, or upon acceleration or upon early redemption, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, upon acceleration or upon early redemption is dependent upon the month over month performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, even if the Index Valuation Level at maturity or call, upon acceleration or upon early redemption has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee. Further, the increase of the Index Valuation Level relative to the Index Closing Level at the time you purchased the Securities may not be enough to offset prior months of adverse monthly performance which could have reduced the Current Principal Amount below its value at the time you purchased the Securities. Similarly, because the Current Principal Amount resets each month, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. The Securities should be purchased only by investors who intend to actively monitor and manage their investments, who understand the effect of compounding of monthly returns and, with respect to the 2x Securities, understand leverage risk and the consequences of seeking monthly leveraged investment results.

The Securities are not suitable for all investors. In particular, the 2x Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The Current Principal Amount is also subject to the Accrued Fees, which can adversely affect returns. The amount you receive at maturity or call, upon acceleration or upon early redemption will be contingent upon the monthly performance of the Index, or, with respect to the 2x Securities, the leveraged monthly performance of the Index, during the term of the Securities. There is no guarantee that you will receive at maturity or call, upon acceleration or upon early redemption your initial investment.

Risk Factors

The impact of any significant adverse monthly performances of the Index on your Securities may not be offset by any subsequent beneficial monthly performances of the Index of the same magnitude.

Due to the effect of the monthly reset of the Current Principal Amount, if the Current Principal Amount increases, any subsequent adverse monthly performance of the Index will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance of the Index will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. This means that if you invest in the 1x Securities, you could lose more than 1% of your initial investment for each 1% of adverse monthly performance of the Index and if you invest in the 2x Securities, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index.

Due to the effect of the monthly reset of the Current Principal Amount, if the Current Principal Amount decreases, any subsequent beneficial monthly performance of the Index will result in a smaller dollar increase in the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance of the Index will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance of the Index will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger subsequent beneficial monthly performances of the Index to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the 1x Securities, you could gain less than 1% of your initial investment for each 1% of beneficial monthly performance of the Index and if you invest in the 2x Securities, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity or call, upon acceleration or upon early redemption depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you might not receive any amounts owed to you under the terms of the Securities.

The Accrued Financing Charges for the 2x Securities may be greater than financing costs that you would incur if you borrowed funds from a third party.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and are intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the 2x Securities. However, there is no guarantee that the Accrued Financing Charges will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charges are greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the 2x Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Risk Factors

Changes in the LIBOR rate may affect the value of your 2x Securities.

Your payment at maturity or call, upon acceleration or upon early redemption will be reduced, in part, by the Accrued Financing Charges over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the 2x Securities, the Accrued Financing Charges will increase at a faster rate, which will reduce the amount payable on your 2x Securities at maturity or call, upon acceleration or upon early redemption, and may adversely affect the market value of your 2x Securities.

The Index Valuation Level as of the last Trading Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable, could be higher than the Index Valuation Level as of the last Trading Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, because the Index Valuation Level is calculated based on the Index Closing Levels measured on each Trading Day in the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Levels during or after the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable, or if there is significant volatility in the Index Closing Levels during the term of the Securities.

You will not receive interest payments on the Securities or dividend payments on the Index Constituent stocks, or have shareholder rights in the Index Constituent stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Index Constituent stocks (however, because the Securities are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index). As an owner of the Securities, you will not have voting rights or any other rights that holders of the Index Constituent stocks may have. Also, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the indicative value of any series of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value on the previous Monthly Valuation Date, that series of Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive the Acceleration Amount as determined by the Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Trading Days during the Acceleration Measurement Period. As a result, depending on the level of the Index on such Trading Day, you may lose some or all of your investment in such event. The Securities will be automatically accelerated and redeemed even if the indicative value on that Trading Day or any subsequent Trading Day would exceed $5.00 or increase from the 60% level, as compared to the previous Monthly Valuation Date. High volatility in the share prices of and/or unexpected market conditions for companies in the solid state drive segment of the electronic storage industry could result in

Risk Factors

significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of any series of the Securities resulting in a loss of some or all of your investment.

Trends affecting companies in the solid state drive segment of the electronic storage industry may adversely affect the market value of your series of Securities.

The market value of your series of Securities may be negatively affected by trends or developments in companies in the solid state drive segment of the electronic storage industry as a whole. Companies in the solid state drive segment of the electronic storage industry are very volatile and, as participants in the solid state drive segment of the electronic storage industry, each of the Index Constituents is subject to frequent and substantial changes in market value. These changes in market value may result from over investment in companies in the solid state drive segment of the electronic storage industry, speculation on the part of investors, failure to meet earnings targets by industry participants or many other factors. Due to its potential adverse effect on the market prices of Index Constituents, the volatility of Companies in the solid state drive segment of the electronic storage industry may negatively affect the Index Closing Level, which may in turn adversely affect the market value of your series of Securities and/or the amount of payment at maturity or call, upon acceleration or upon early redemption.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on August 26, 2011. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future. Estimated historical data prior to August 26, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the component securities in the Index. No future performance of the Index can be predicted based on the historical or the estimated historical returns described in this prospectus supplement.

Historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, upon acceleration or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index Constituents will determine the Index Valuation Level on any Monthly Valuation Date or Redemption Date, the last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or the Index Closing Level at other times during the term of the Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities of the same series at one time in order to receive payment for your Securities on any Redemption Date. You may only receive payment for your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective and you will not receive payment for your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-51 for more information.

Risk Factors

You will not know the Redemption Amount at the time you request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Trading Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Trading Day following the corresponding Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituents or a security directly linked to the performance of the Index or, for the 2x Securities, the leveraged performance of the Index, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets monthly) and also includes the negative effect of the Accrued Fees and any Redemption Fee. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or, for the 2x Securities, twice the same amount, or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors, and, for the 1x Securities, the effect of monthly compounding, and for the 2x Securities, the effect of leveraged monthly compounding. The Cash Settlement Amount, Call Settlement Amount, Acceleration Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Trading Day in the Final Measurement Period when the Calculation Agent will determine your payment at maturity (if they are not subject to a call, acceleration or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level);

➢	the market prices of the Index Constituents;

➢	the dividend rate paid by the Index Constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply of and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker;

➢	the amount of any Accrued Fees;

Risk Factors

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituents, or that affect markets generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index.

The Securities have been approved for listing on the NYSE Arca. The Index Calculation Agent is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any “Successor Index” (as described below). If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange (irrespective of whether intraday indicative or end of day official closing values are disseminated).

The Index Calculation Agent may adjust the Index in a way that affects the Index Closing Level. The Index Calculation Agent has no obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent is responsible for calculating and publishing the Index. The Index Calculation Agent can add, delete or substitute the equity securities underlying the Index constituents or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Calculation Agent has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “ISE Solid State Drive Index.”

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of each series of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of any series of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we intend to sell a portion of each series of the Securities following the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as

Risk Factors

principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of any series of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities of the same series at one time in order to receive payment for your Securities on any Redemption Date.

Changes that affect the composition and calculation of the Index will affect the market value of each series of the Securities and the Cash Settlement Amount, Call Settlement Amount, Acceleration Amount or Redemption Amount.

The amount payable on any series of the Securities and their market value could be affected if the Index Calculation Agent, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Valuation Level is required to be determined, the Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Valuation Level by reference to a group of companies in the solid state drive segment of the electronic storage industry and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

Each series of the Securities is listed on NYSE Arca. However, we are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. If an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of your series of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Constituents, futures, options, exchange-traded funds or other derivative products on the Index Constituents or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-60, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituents, futures or options on the Index Constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituents and/or the Index Closing Level and, therefore, the market value of the Securities. It is

Risk Factors

possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index Constituents and other investments relating to the Index Constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including stock lending and block transactions. Any of these activities could adversely affect the market price of the Index Constituents and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these activities while the market value of the Securities declines.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituents, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the performance of companies in the solid state drive segment of the electronic storage industry. Investors should make their own independent investigation of the merits of investing in the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index) or the replacement or delisting of the Index Constituents will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities. An Index Constituent may also be removed from the Index, as described under “ISE Solid State Drive Index — Index Maintenance.”

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. The Calculation Agent will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, upon

Risk Factors

acceleration or upon early redemption. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the Securities — Calculation Agent” on page S-53. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituents or the Index has occurred or is continuing on a day during the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, or on a Monthly Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable measurement period.

The determination of the Index Valuation Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Trading Day of the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date for the Securities, be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the last Trading Day of the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date, is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Trading Day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on any Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Monthly Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day on which no market disruption event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Trading Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Trading Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Trading Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Calculation Agent will

Risk Factors

make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse affect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Trading Day on or after September 19, 2012, UBS may elect to redeem all, but not less than all, the outstanding Securities of any series upon not less than sixteen calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns.

You will not receive interest payments on the Securities or dividend payments on the Index Constituent stocks, or have shareholder rights in the Index Constituent stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Index Constituent stocks (however, because the Securities are linked to a total return index, dividends paid on one or more Index Constituent stocks are treated as being reinvested in the Index). As an owner of the Securities, you will not have voting rights or any other rights that holders of the Index Constituent stocks may have. Also, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-77, “Material U.S. Federal Income Tax Consequences” on page S-61, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate

Risk Factors

guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Material U.S. Federal Income Tax Consequences” on page S-61 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

ISE Solid State Drive Index

We have derived all information contained in this prospectus supplement regarding the ISE Solid State Drive Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in the Index Constituents, from publicly available sources. Such information reflects the policies of and is subject to change by the Index Sponsor. We accept responsibility as to the correct reproduction of such information. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor and the Index Closing Levels are calculated and published by the Index Sponsor via the Options Price Reporting Authority (OPRA). Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. The complete Index methodology is available at the Index Sponsor’s website, www.ise.com.

Introduction

This following is a summary of the methodology and rules used to construct, calculate, and maintain the Index.

The Index provides a benchmark for investors interested in tracking companies actively involved in the solid state drive segment of the electronic storage industry.

Index Description

The Index uses an equal weighted allocation across the drive manufacturer and component manufacturer categories as well as an equal weighted allocation methodology for all components within each sector category. Index Constituents are reviewed quarterly for eligibility, and the weights are reset according to that distribution.

Companies may not apply, and may not be nominated, for inclusion in the Index. Companies are added or removed by the Index Sponsor based on the methodology described herein. Whenever possible, the Index Sponsor will publicly announce changes to the index on its website at least five trading days in advance of the actual change.

The Index is calculated and maintained by Standard & Poor’s based on a methodology developed by the International Securities Exchange in consultation with Standard & Poor’s.

The Index is calculated on a total return basis. The total return Index is calculated in real-time and disseminated via the Options Price Reporting Authority (OPRA) and market data vendors every day the U.S. equity markets are open. End of day total return index values are freely available on the Index Sponsor’s website, www.ise.com.

Index Construction

Base Date and Value

The Index has a base date of December 31, 2009 and a base value of 100.

Component Eligibility Requirements

All of the following requirements must be met in order for a company to be eligible for inclusion:

➢	The component security must be actively engaged in the production of finished solid state drives, or as a supplier of components utilized in the manufacture of solid state drives.

➢	Companies that are producers of solid state drives are classified as “Drive Manufacturers.”

ISE Solid State Drive Index

➢	Companies that focus on the production of components utilized in the manufacture of solid state drives such as NAND type flash memory chips are classified as “Component Providers.”

➢	The component security must be a “reported security” as defined in Rule 11Aa3-1 under the Exchange Act, and its common stock listed on a U.S. registered securities exchange.

➢	Must be an operating company and not a closed-end fund or exchange-traded fund (ETF).

The following market capitalization and weighting concentration requirements must also be satisfied:

➢	Each component security has a market capitalization of at least $100 million.

➢

While there are less than 15 components securities in the Index the lowest weighted component securities comprising, in aggregate, 25% of the Index’s weighting shall have a combined average daily value traded of no less than $50,000,000 or $30,000,000 if the Index has 15 or more component securities. If there are two or more securities with equal weighting that could be included in this calculation, the securities shall be ranked from lowest to highest average daily value traded and shall be included in the calculation based on their ranking starting with the lowest ranked security.

➢

No single component stock represents more than 24% of the weight of the Index, and the cumulative weight of the top 5 component weights do not in the aggregate account for more than 60% of the weight of the Index. This particular requirement will be satisfied at the conclusion of each of the Index’s rebalance periods.

The Index Sponsor will, in most cases, use the quantitative ranking and screening system described herein. However, subjective screening based on fundamental analysis or other factors may be used, if in the opinion of the Index Sponsor certain components should be included or excluded from the Index.

Dividend Treatment

Dividends are accounted for by reinvesting them on a daily basis. The Index uses the ex-dividend date to determine the total daily dividends for each day. Special dividends require an index divisor adjustment (as described below in “— Index Maintenance — Divisor Changes”) to prevent such distributions from distorting the Index.

Index Equations

The Index is calculated using the following basic equations:

1.	Calculate the total dividend paid on a given day and convert this figure into points of the “price index” (as defined below) using the following formula:

where:

DVi(t) = Dividend paid of stock (i) at time (t)

Si(t) = Number of assigned shares of stock (i) at time (t)

t = The time the index is calculated

ISE Solid State Drive Index

2.	Convert Total Daily Dividend into index points by dividing “Total Daily Dividend” by the divisor for the price index using the following formula:

where:

D(t) = Price Index Divisor at time (t)

3.	Calculate the one day total return of the price index using the following formula:

where:

I(t) = Price Index level at time (t)

I(t-1) = Price Index level at time (t-1)

4.	Use “Index Daily Total Return” calculated in step 3 to determine the current day Index level using the following formula:

where:

Total Return Index (t) = Total Return Index level at time (t)

Total Return Index (t-1) = Total Return Index level at time (t-1)

The “price index” is calculated using the following basic equations:

or

where:

I(t) = Index value at time (t)

D(t) = Divisor at time (t)

n = Number of stocks in the Index

t = The time the Index is calculated

Pi(t) = Price of stock (i) at time (t)

Si(t) = Number of assigned shares of stock (i) at time (t)

ISE Solid State Drive Index

The initial index divisor is determined using the following equation:

where:

I(o) = Base index value at base date

Do = Initial divisor at base date

n = Number of stocks in the Index

Pi(o) = Closing price of stock (i) at base date

Si(o) = Number of assigned shares of stock (i) at base date

Assigned shares are the number of shares needed for each component such that the component conforms to the weighting distribution outlined below in “— Initial Component Selection.”

Changes to the Index composition require divisor adjustments in order to retain Index continuity before and after specific events (as outlined below in “— Index Maintenance — Unscheduled Component Changes and Review”). Divisor changes are made according to the following formula:

where:

D(t+1) = Divisor after changes are made to the Index

Pi(t+1) = Price of each stock after Index changes

Si(t+1) = Number of assigned shares of each stock after Index changes

D(t) = Divisor before changes are made to the Index

Pi(t) = Price of each stock prior to Index changes

Si(t) = Number of assigned shares of each stock prior to Index changes

Initial Component Selection

The following steps are taken to select the initial components for the Index:

1.	Establish total population of exchange listed common shares and depository receipts for companies involved in the solid state drive segment of the electronic storage industry.

2.	Categorize and remove companies that do not meet the Component Eligibility Requirements set forth above in “— Component Eligibility Requirements.”

3.	If a component has multiple share classes, include the most liquid issue for that company (using average daily value traded during the prior six-month period) and remove the remaining classes.

ISE Solid State Drive Index

4.	For each component classification group, assign an overall weight using the following equations:

i.

ii.

where:

= Aggregate weight of Index components categorized as “Drive Manufacturer”

= Aggregate weight of Index components categorized as “Component Provider”

5.	Adjust each component’s weighting to an equal weight within its sector’s aggregate weight using the following equation:

where:

Wi,DM = Weight of each component

WDM = Weight of the drive manufacturer sector

NDM = Number of drive manufacturer components

where:

Wi,CP = Weight of each component

WCP = Weight of the component producer sector

NCP = Number of component producer components

6.	Set liquidity thresholds:

➢	Calculate three month average daily value traded for each component based on daily closing price and number of shares traded

➢	Set percentage of three month average daily value traded threshold to 20%

➢	Set investment threshold to $10 million

7.	Determine component percentage of average daily value traded given the investment threshold and the calculated weight of the component using the following equation:

where:

Wi = Weight of each component

ADV%i = Percentage of three month average daily value traded for component i

ISE Solid State Drive Index

ADV$i = Three month average daily dollar value traded for component i

8.	If component percentage of average daily value traded is less than the percentage average daily value traded threshold then that weight does not need to be adjusted.

9.	If component percentage of average daily value traded is greater than the percentage average daily value traded threshold then assign new component weight such that percentage of average daily value traded is equal to the percentage average daily value traded threshold using the following steps:

➢	Calculate component weight based on the investment threshold and three month average daily value traded threshold using the follow equation:

where:

W’I = Modified weight of each component

ADV$i = Three month average daily dollar value traded for component i

➢

Take the aggregate difference between the initial and adjusted weights of those components where percentage of average daily value traded is greater than percentage average daily value traded threshold and distribute evenly among stocks where percentage of average daily value traded is less than percentage average daily value traded threshold using the following equations:

where:

Wi = Initial weight of each component with percentage of average daily value traded is greater than percentage average daily value traded threshold

W’I = Modified weight of each component percentage of average daily value traded is greater than percentage average daily value traded threshold

Wadj = Adjustment for Index weight of component I where the percentage of three month average daily value traded is less than the three month average daily value traded threshold

n’ = Number of components with percentage of three month average daily value traded less than the three month average daily value traded threshold

➢	Adjust weight of components with percentage of three month average daily value traded less than the three month average daily value traded threshold using the following equation:

where:

Wi = Weight of each component with percentage of three month average daily value traded less than the three month average daily value traded threshold

W”I = Modified weight of each component with percentage of three month average daily value traded less than the three month average daily value traded threshold

Wadj = Adjustment for Index weight of component I where the percentage of three month average daily value traded is less than the three month average daily value traded threshold

ISE Solid State Drive Index

10.	Repeat steps 8 through 10 until all component percentage of average daily value traded is less than or equal to the percentage average daily value traded threshold.

Note that the Index portfolio does not have a fixed number of stocks and attempts to include every stock in the industry that meets the eligibility requirements contained herein.

Index Maintenance

Divisor Changes

Changes to the Index composition due to corporate actions or component eligibility changes will require Index Divisor adjustments, as follows:

Component change	Adjustment

Spinoff*	Subtract the following from the price of the parent company: Adjust the assigned shares such that component’s weighting is not changed as a result of the spinoff.

Special Cash Dividend	Subtract special dividend from share price

Rights Offering	Subtract the following from the price of the parent company: Adjust the assigned shares such that component’s weighting is not changed as a result of the rights offering.

Divisor changes are usually made on the date the corporate action becomes effective. For example, the Index uses the ex-dividend date rather than the payment date to determine when making divisor adjustments.

*Special note on Spin-offs: If a company being spun off is only trading on a “when-issued” basis, the “when-issued” price will be used to adjust the parent company’s closing price.

Details of Share Changes

Stock splits and reverse splits do not require Index Divisor adjustments because the corresponding change to the stock price equally offsets the number of assigned shares, therefore not affecting the component’s influence in the index.

Scheduled Component Changes and Review

The Index has a quarterly review in March, June, September and December of each year. Component changes are made after the close on the third Friday of March, June, September and December, and become effective at the opening on the next trading day. Changes are announced on the Index Sponsor’s publicly available website at least five trading days prior to the effective date.

➢	Develop pool of all eligible stocks using the requirements set forth above in “— Index Construction — Component Eligibility Requirements.”

ISE Solid State Drive Index

➢	Rank and Select final components using the procedure outlined above in “— Index Construction — Initial Component Selection.”

➢	Adjust the assigned shares of the component stocks to achieve the weighting distribution outlined above in “— Index Construction — Initial Component Selection.”

Unscheduled Component Changes and Review

Component changes may occur between review periods if a specific corporate event makes an existing component ineligible. The following events may require a component’s replacement:

Event	Action

Merger or acquisition	If a merger or acquisition results in one component absorbing another, the resulting company will remain a component and the absorbed company will be replaced. If a non-component company absorbs a component company, the original component will be removed and replaced.

Spin-off	If a component company splits or spins off a portion of its business to form one or more new companies, the resulting company with the highest market value will remain a component as long as it meets the eligibility requirements. The remaining companies will be evaluated for eligibility and possible addition to the Index.

Bankruptcy	A component company will be removed and replaced immediately after bankruptcy filing. Exceptions are made on a case-by-case basis. For example, a security might not be removed immediately when a bankruptcy filing is not a result of operating or financial difficulties.

Delisting	A component company will be removed and replaced immediately after being delisted from its primary market.

Whenever possible, interim component changes are announced on the Index Sponsor’s publicly available website five trading days prior to component changes becoming effective.

Unscheduled Component Weight Adjustments

Unscheduled component weight adjustments may occur between review periods if any component accounts for more than 24% of the Index weight. The market capitalization of any component representing more than 24% of the Index weight will be adjusted such that its new weight is no more than 20%.

Whenever possible, unscheduled component weight adjustments are announced on the Index Sponsor’s publicly available website five trading days prior to the adjustments becoming effective.

Index Calculation and Dissemination

Price Calculation

Total return index levels for the Index are calculated by Standard & Poor’s. Total return index levels are calculated and disseminated on a real-time basis. The Index is calculated using the last traded price for each company in the Index from the relevant exchanges and markets.

Index values are rounded to two decimal places and divisors are rounded to 14 decimal places.

ISE Solid State Drive Index

Calculation Frequency and Dissemination

The Index is calculated on a real-time basis beginning when the first traded price of any of the Index components is received by Standard & Poor’s. Prices are delivered to the Index Sponsor every 15 seconds and subsequently published to the Options Price Reporting Authority at that frequency. End of day total-return Index values are posted on the Index Sponsor’s publicly available website, www.ise.com.

If trading in a stock is suspended prior to the market opening, the stock’s adjusted closing price from the previous day will be used in the Index calculation until trading commences. If trading in a stock is suspended while the relevant market is open, the last traded price for that stock will be used for all subsequent Index calculations until trading resumes.

Input Data

Standard & Poor’s uses various quality assurance tools to audit, monitor, and maintain the accuracy of its input data. While every reasonable effort is taken to ensure high standards of data integrity, there is no guarantee against errors. Please refer to the Data Correction section for more detail.

The Index closing price is calculated using the closing prices issued by the primary exchange for each component stock in the Index. If the primary exchange changes the closing price of a component stock, the new price will be used to calculate the Index closing price. A final check of closing prices is done between one hour and one and one half hours after the close of markets. This timeframe may be expanded at S&P’s discretion on days where trading volume is unusually large at the close. For example, futures and options expiration dates, and large index rebalancing dates often result in unusually large volume. Only changes received prior to this final check are used in the closing price calculation.

Data Correction

Incorrect index component data, corporate action data, or Index Divisors will be corrected upon detection. If such errors are discovered within five days of occurrence, they will be corrected that same day. If discovered after five days, adjustments will be handled on a case-by-case basis depending on the significance of the error and the feasibility of a correction. Announcements will be made on the Index Sponsor’s publicly available website prior to the change becoming effective.

Incorrect intraday index tick data will not be corrected. However, incorrect opening and closing values will be corrected as soon as possible after detection.

Disclaimer

“ISE Solid State Drive Index™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates (“UBS”). UBS AG’s ETRACS based on the ISE Solid State Drive Index™ are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products. The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Indices, which are determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Indices. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

ISE Solid State Drive Index

ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100 on December 31, 2009, the Index’s base date. The Index was created on August 26, 2011 (the “Index Commencement Date”). Therefore, the historical information for the period from December 31, 2009 until the Index Commencement Date is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the base date using the methodology described above since that date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after August 26, 2011 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2009 through December 31, 2011.

Estimated Historical and Historical Results for the period

December 31, 2009 through December 31, 2011

Year	Ending Level	Annual Return
2009	100.00
2010	98.80	-1.20%
2011	107.35	8.65%

ISE Solid State Drive Index

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the Index from December 31, 2009 through December 31, 2011 in comparison with the total return of the NASDAQ-100 Index and the NASDAQ-100 Technology Sector Total Return Index.

	Index*	NASDAQ-100 Index	NASDAQ-100 Technology Sector Total Return Index
Total Return	7.35%	24.54%	16.33%
Annualized Return	3.61%	11.60%	7.86%

* The data for the Index for the period prior to its inception on August 26, 2011 is estimated and is derived by using the Index’s calculation methodology.

Estimated historical and historical information presented is as of December 31, 2011, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below is based on the levels of the Index, the total return of NASDAQ-100 Index and the NASDAQ-100 Technology Sector Total Return Index.

Valuation of the Index and the Securities

Intraday Index Values

On each Trading Day, S&P, or a successor Index Calculation Agent, will calculate the intraday indicative value of the Index. The Index Sponsor will disseminate through OPRA the intraday indicative value of the Index every 15 seconds during normal trading hours under the symbol “BYT” and Bloomberg will publish the intraday indicative value of the Index under the ticker symbol “BYTX”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

Neither the Index Calculation Agent nor the Index Sponsor is affiliated with UBS and neither approves, endorses, reviews or recommends the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources Index Calculation Agent deems reliable, but the Index Calculation Agent and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. Neither the Index Calculation Agent nor the Index Sponsor makes any warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. Neither the Index Calculation Agent nor the Index Sponsor makes any express or implied warranties, and each expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. Neither the Index Calculation Agent nor the Index Sponsor, any of its respective employees, subcontractors, agents, suppliers and vendors shall have any liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Calculation Agent or the Index Sponsor, any of its respective employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. Neither the Index Calculation Agent nor the Index Sponsor shall be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Calculation Agent is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index Constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the intrinsic economic value of the Securities will be calculated by the NYSE and published to Bloomberg (based in part on information provided by the Index Calculation Agent) or a successor via the facilities on the Consolidated Tape Association under the symbol “SSDDIV” for the 1x Securities and “SSDLIV” for the 2x Securities. In connection with your series of Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level minus (ii) the Accrued Fees as of such time and date assuming such time and date is the Redemption Valuation Date.

Valuation of the Index and the Securities

The intraday indicative value calculation will be used to determine whether any series of the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum

Indicative Value.” It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, upon acceleration or upon early redemption.

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Should the Current Principal Amount of any series of Securities on any Trading Day be above $100.00, we may, but are not obligated, to initiate a 4-for-1 split of your Securities. Should the Current Principal Amount on any Trading Day be below $10.00, we may, but are not obligated, to initiate a 1-for-4 reverse split of your Securities. If the Current Principal Amount of a series of Securities is greater than $100.00 or below $10.00 on any Trading Day, and we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split.

If the Securities undergo a split, we will adjust the terms of the Securities accordingly. If the Securities undergo a 4:1 split, every investor who holds a Security via DTC on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The record date for the split will be the 9th Trading Day after the announcement date. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Trading Day immediately following the record date.

In the case of a reverse split, we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. If the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for the reverse split will be on the 9th Trading Day after the announcement date. The Current Principal Amount on such record date will be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of closing indicative value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Trading Day immediately following the record date.

Holders who own a number of Securities on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by four, and we will have the right to compensate holders for their remaining or

Valuation of the Index and the Securities

“partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Trading Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Trading Day following the announcement date. For example, a holder who held 23 Securities via DTC on the record date may receive five post-reverse split Securities on the immediately following Trading Day, and a cash payment on the 17th Trading Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Trading Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, upon acceleration or upon early redemption. Instead, at maturity for each series of Securities, you will receive a cash payment the amount of which will vary depending on the return of the Index, or, for the 2x Securities, the leveraged return of the Index, calculated, in each case, in accordance with the formulae set forth below, reduced by the Accrued Fees as of the last Trading Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.”

Cash Settlement Amount at Maturity

The “Maturity Date” will be the third Trading Day following the last Trading Day in the Final Measurement Period, which is scheduled to be September 13, 2041, and subject to further adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Final Measurement Period, minus (b) the Accrued Fees as of the last Trading Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” The “Final Measurement Period” means the five Trading Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

If the amount calculated above is less than zero, the payment at maturity for that series of Securities will be zero.

The Accrued Fees for the 1x Securities equal the Accrued Tracking Fee. The Accrued Fees for the 2x Securities equal the Accrued Tracking Fee plus the Accrued Financing Charges.

The Principal Amount of each Security is $25. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Principal Amount.

Specific Terms of the Securities

For the Initial Calendar Month, the Current Principal Amount will equal $25.00 per Security of each series. For each subsequent calendar month, the Current Principal Amount for each 1x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount x Index Factor on the applicable Monthly Valuation Date — Accrued Tracking Fee on the applicable Monthly Valuation Date.

For each subsequent calendar month, the Current Principal Amount for each 2x Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date — Accrued Tracking Fee on the applicable Monthly Valuation Date — Accrued Financing Charges on the applicable Monthly Valuation Date

As of any date of determination, the “Tracking Fee” will be an amount per Security equal to the product of (i) 0.65% per annum and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

The Accrued Tracking Fee with respect to the first Monthly Valuation Date is an amount equal to the product of (a) the Tracking Fee as of the first Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the Initial Trade Date to and including the first Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee with respect to any Monthly Valuation Date other than the first Monthly Valuation Date is an amount equal to the product of (a) the Tracking Fee as of such Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee as of the last Trading Day in the Final Measurement Period is an amount equal to the product of (a) the Tracking Fee calculated as of the last Trading Day in the Final Measurement Period and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including the last Trading Day of the Final Measurement Period, and the denominator of which is 365.

For each calendar month, the “Monthly Reset Date” is the first Trading Day of that month beginning on October 1, 2011 and ending on September 1, 2041, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Trading Day of the previous calendar month beginning on September 30, 2011 and ending on August 31, 2041, subject to adjustment as described under “— Market Disruption Event.”

The Index Factor will be calculated as follows:

For the 1x Securities: 1 + Index Performance Ratio

For the 2x Securities: 1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

The “Monthly Initial Closing Level” for the Initial Calendar Month is 100.94, the Index Closing Level on September 14, 2011. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date for any series of Securities will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

Specific Terms of the Securities

The “Index Closing Level” is the closing level of the Index as reported on the ISE and Bloomberg; provided, however, that if the closing level of the Index as reported on the ISE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

As determined by the Calculation Agent, the “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation Date falls in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period shall equal the product of:

(a)	1/5 times

(b)	the sum of:

(i)	the sum of the Index Closing Levels on each Trading Day from and including the Call Valuation Date, the Acceleration Date or the Calculation Date, as applicable, to but excluding the date of determination plus

(ii)	the number of Trading Days from and including the date of determination to and including the last Trading Day in the Call Measurement Period, the Acceleration Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

On the Initial Trade Date, the Financing Level for each 2x Security will equal $25. On any subsequent Monthly Valuation Date after the first Monthly Valuation Date, the Financing Level for each 2x Security will equal the Current Principal Amount.

On the Initial Trade Date, the Accrued Financing Charges for each 2x Security will equal $0. On the first Monthly Valuation Date, the Accrued Financing Charges for each 2x Security will equal the product of (i) the Financing Level on the Initial Trade Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the Initial Trade Date to, and including, the first Monthly Valuation Date divided by (iv) 360. On any subsequent Monthly Valuation Date, the Accrued Financing Charges for each 2x Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, the then current Monthly Valuation Date divided by (iv) 360. The Accrued Financing Charges as of the last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or the Redemption Valuation Date, as applicable, divided by (iv) 360.

The Financing Rate will equal the sum of (a) 0.40% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London Business Days prior to the immediately preceding Monthly Valuation Date.

Specific Terms of the Securities

The “Index Calculation Agent” means the entity that calculates the level of the Index, which is currently S&P.

The “Calculation Date” means September 4, 2041, unless such day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustments.

The Current Indicative Value of any series of Securities, as determined by the Calculation Agent as of any date of determination, is an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor of such date, calculated using the Index Closing Level of such date as the Index Valuation Level.

A “Trading Day” is a Business Day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ and in the over-the-counter market for equity securities in the United States, and a market disruption event has not occurred.

Early Redemption at the Option of the Holders

You may elect to require UBS to redeem your Securities (subject to a minimum redemption amount of at least 50,000 Securities of the same series) on any Trading Day prior to the Maturity Date. If you elect to have your Securities redeemed and have done so under the redemption procedures described below under “— Redemption Procedures,” you will receive payment for your Securities on the Redemption Date. The first Redemption Date will be September 26, 2011 and the last Redemption Date will be September 6, 2041; provided that, if a call notice has been issued or if an acceleration upon minimum indicative value has been triggered, the last Redemption Valuation Date will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive a cash payment on the relevant Redemption Date per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the Redemption Valuation Date minus (b) the Accrued Fees as of the Redemption Valuation Date minus (c) the Redemption Fee. For each series of Securities, we refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than zero, the payment upon early redemption will be zero.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

The Accrued Tracking Fee as of the Redemption Valuation Date is an amount equal to the product of (a) the Tracking Fee calculated as of the Redemption Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date (or, if the Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from, but excluding the Initial Trade Date) to and including the Redemption Valuation Date, and the denominator of which is 365.

The Redemption Fee is, for each series of Securities, as of any date of determination, the product of (a) 0.125% times (b) the Current Principal Amount as of the Redemption Valuation Date.

Specific Terms of the Securities

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to receive payment for your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to receive payment for your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS Call Right

We have the right to redeem all, but not less than all, of the issued and outstanding Securities of any series upon not less than sixteen calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Trading Day that we may specify on or after September 19, 2012 through and including the Maturity Date (the “Call Settlement Date”).

In the event UBS exercises this right, you will receive a cash payment on the relevant Call Settlement Date per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Call Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.” If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued. The Call Settlement Date will be the third Trading Day following the last Trading Day in the Call Measurement Period. The “Call Measurement

Specific Terms of the Securities

Period” will be the five Trading Days from and including the Call Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

The Accrued Tracking Fee as of the last Trading Day in the Call Measurement Period is an amount equal to the product of (a) the Tracking Fee calculated as of the last Trading Day in the Call Measurement Period and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including the last Trading Day of the Call Measurement Period, and the denominator of which is 365. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is less than zero, the payment upon early redemption will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Trading Day in the Call Measurement Period.

Acceleration upon Minimum Indicative Value

If, on any Trading Day, the indicative value for any series of Securities (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or increase from the 60% level on such Acceleration Date or any subsequent Trading Day) for a cash payment on the Acceleration Settlement Date equal to the Acceleration Amount. The “Acceleration Amount” will be a cash payment per Security equal to (a) the product of (i) the Current Principal Amount times (ii) the Index Factor as of the last Trading Day in the Acceleration Measurement Period minus (b) the Accrued Fees as of the last Trading Day in the Acceleration Measurement Period. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period. The “Acceleration Measurement Period” will be the five Trading Days from but excluding the Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to the prior verification by the Calculation Agent that the indicative value of $5.00 or less or that the decrease of 60% from the closing indicative value on the previous Monthly Valuation Date was accurately calculated, UBS must provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities —Intraday Security Values.”

The Accrued Tracking Fee as of the last Trading Day in the Acceleration Measurement Period is an amount equal to the product of (a) the Tracking Fee calculated as of the last Trading Day in the Acceleration Measurement Period and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date (or, if the Acceleration Date occurs prior to the first Monthly Valuation Date, the period from, but excluding the Initial Trade Date), to and including the last Trading Day of the Acceleration Measurement Period, and the denominator of which is 365.

Calculation Agent

UBS Securities LLC will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Financing Level, the Financing Rate, the Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Index Calculation Agent, as adjusted, and whether any day is a

Specific Terms of the Securities

Business Day or Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, upon acceleration or early redemption, on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable.

All dollar amounts related to determination of the Accrued Fees, the Tracking Fee, the Redemption Amount and Redemption Fee, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below), on a Monthly Valuation Date or on a Redemption Valuation Date, the Index Closing Level for such Averaging Date, Monthly Valuation Date or Redemption Valuation Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Trading Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Monthly Valuation Date or the Redemption Valuation Date, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Call Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Call Measurement Period, then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during the Final Measurement Period or Acceleration Measurement Period.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on October 3, 2011 and there is a Market Disruption Event with respect to the Index on October 3, 2011, then the Index Closing Level on October 4, 2011 will be used to calculate the Redemption Amount. If a Monthly Valuation Date is based on the Index Closing Level on October 3, 2011 and there is a Market Disruption Event with respect to the Index on October 3, 2011, then the Index Closing Level on October 4, 2011 will be used to calculate the Index Performance Ratio, and the Monthly Reset Date will be postponed to the next following Trading Day.

Specific Terms of the Securities

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date, the Monthly Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date, Monthly Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, Monthly Valuation Date or the Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.

An “Averaging Date” means each of the Trading Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of Index Constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or to any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or to any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Specific Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series A, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

Specific Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Face Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the Index Calculation Agent or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on the Calculation Date or any Trading Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, any Monthly Valuation Date or on any Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Calculation Date or any Trading Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, any Monthly Valuation Date or on any Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “ISE Solid State Drive Index — Index Maintenance — Divisor Charges.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the Securities.

Specific Terms of the Securities

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Financing Level, the Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon acceleration or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day or a New York Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — Payment When Offices Are Closed” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We intend to issue the Securities initially in an amount having the aggregate offering price specified on the cover of this prospectus

Specific Terms of the Securities

supplement. However, we may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Face Amount of the outstanding Securities of the class, plus the aggregate Face Amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituents or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituents or other securities of issuers of the Index Constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituents,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Trading Day in the Final Measurement Period. That step may involve sales or purchases of any of the Index Constituents, listed or over-the-counter options or futures on the Index Constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-23 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid derivative contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments.    The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption, termination or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption, termination or maturity of

Material U.S. Federal Income Tax Consequences

your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

The IRS could also assert that you should be required to include in ordinary income an amount equal to any increase in the Index that is attributable to dividend income that is realized in respect of the components of the Index either over the term of the Securities as such dividends are treated as being reinvested in the Index or upon the exchange, redemption or maturity of your Securities. In addition, the IRS could assert that you should accrue an amount of interest income over the term of the Securities in excess of the amount of such dividends that are treated as being reinvested the Index.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Accrued Fees and the Redemption Fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

It is also possible that the Securities could be treated as a series of derivative contracts each of which matures on the next rebalancing date. If your Securities were properly characterized in such a manner, you would be treated as disposing of your Securities on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and you would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as if you owned the underlying components of the Index, (ii) some or all of the gain or loss that you recognize upon the exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss, (iii) you should be required to recognize taxable gain upon the resetting of the Current Principal Amount, or (iv) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax.    For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will generally include your net gains from the disposition of

Material U.S. Federal Income Tax Consequences

Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets.    Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions.    Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting.    Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders.    If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. Under certain alternative U.S. federal income tax characterizations of the Securities, amounts attributable to the dividend component of the Index may be subject to U.S. federal income tax withholding at a rate of 30%, or a lower rate that is available by reason of any applicable income tax treaty. It is also possible that the IRS could issue guidance that could cause certain payments made on the Securities to be subject to U.S. federal income tax withholding.

We will not attempt to ascertain whether any component of the Index would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code. If a component of the Index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to non-U.S. holders. You should refer to information filed with the SEC with respect to each Index component and consult your tax advisor regarding the possible consequences to you, if any, if any component of the Index is or becomes a USRPHC.

If you are a non-United States holder, you should consult your tax advisor about these risks and other potential U.S. federal income tax risks associated with owning the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the

Benefit Plan Investor Considerations

PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of each series of Securities to UBS Securities LLC at 100% of their stated Principal Amount (a total of $20,000,000 stated Principal Amount for all of the series). After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Tracking Fee. We are not, however, obliged to, and may not, sell the full aggregate principal amount of any series of the Securities. We may suspend or cease sales of any series of the Securities at any time, at our discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-60, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. [90268A758] [90268A758]

[BODY OF EMAIL]

Name of broker: [    ]

Name of beneficial holder: [    ]

Number of Securities to be redeemed: [    ]

Applicable Redemption Valuation Date: [    ], 20[    ]**

Broker Contact Name: [    ]

Broker Telephone #: [    ]

Broker DTC # (and any relevant sub-account): [    ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Selected Risk Considerations — You will not know the Redemption Amount at the time you elect to request that we repurchase your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Trading Day subsequent to the Redemption Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series A, [ETRACS ISE Solid State Drive Index ETN] due September 13, 2041, CUSIP No. [            ], redeemable for a cash amount based on the Index (the “Securities”) hereby irrevocably elects to receive, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the Redemption Amount as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to receive the Redemption Amount on any Redemption Date.)

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-13
Risk Factors	S-23
ISE Solid State Drive Index	S-34
Valuation of the Index and the Securities	S-45
Specific Terms of the Securities	S-48
Use of Proceeds and Hedging	S-60
Material U.S. Federal Income Tax Consequences	S-61
Benefit Plan Investor Considerations	S-65
Supplemental Plan of Distribution	S-67
Conflicts of Interest	S-67

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

$100,000,000 ETRACS ISE Solid State Drive Index ETN due September 13, 2041

$100,000,000 ETRACS

Monthly 2xLeveraged ISE

Solid State Drive Index ETN

due September 13, 2041

Amendment No. 1 dated January 11, 2012* to

Prospectus Supplement dated

September 14, 2011

(To Prospectus dated January 11, 2012)

UBS Investment Bank